UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date or Report (Date of earliest event reported): February 8, 2013

Focus Gold Corporation

(Exact name of registrant as specified in its Charter)

Commission File No.: 000-52720

Nevada	26-4205169
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4695 MacArthur Court, STE 1430

Newport Beach, CA 92660

(Current Address of Principal Executive Offices)

Phone number: (949) 475-9086

(Issuer Telephone Number)

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a12)

☐	Pre-commencement communications pursuant to Rule 14d-21(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement

On February 8, 2013, FOCUS GOLD CORPORATION, a Nevada corporation (the “Focus Gold”) and its wholly owned subsidiary, Focus Gold Mexico Limited, a Delaware corporation, as Sellers, entered a Share Purchase Agreement with three individuals, Santiago Leon Avaleyra, Eduardo Zayas Dueñas and Carmen Leticia Calderon Leon, as Buyers, to sell of 50 shares of common stock in Fairfields Gold, S.A. de C.V. (“Fairfields”) for $1,900,000 (One Million Nine Hundred Thousand United States Dollars) (the “Purchase Price”) on the Closing Date (on or before February 20, 2013). Buyers and Sellers have agreed that unless the transaction is completed on or before the Closing Date, the transaction will be terminated. A copy of the Purchase Agreement is included as Exhibit 10.24.

On December 31, 2010, Focus Gold acquired an option on the Huicicila gold project in Nayarit, Mexico. Subsequently, Focus Gold expanded its holdings of mining claims by acquiring five additional gold and silver mining claims adjacent to the Huicicila gold project in Nayarit, Mexico. Focus Gold’s wholly owned subsidiary, Focus Gold Mexico Limited, owns Fairfields Gold S.A. de C.V. which has an option agreement on the Huicicila gold project in Nayarit, Mexico from Ramon Farias. Focus Gold bought Fairfields on December 31, 2010 from the Buyers by issuing Buyers 512,500 shares of common stock and the Corporation’s wholly owned subsidiary, Focus Gold Mexico Limited, agreed to make future payments to Ramon Farias (“Option Payments”) and otherwise develop the mining claims in Nayarit, Mexico. During fiscal years 2011 and 2012, Focus Gold invested funds in an effort to establish the viability of gold properties in Mexico. Focus Gold was unable to obtain sufficient funds to make future Option Payments and/or to properly expand the Huicicila gold project in Nayarit, Mexico. Eduardo Zayas Dueñas was a director of the Corporation from December 31, 2010 until November 29, 2012. Eduardo Zayas Dueñas and Santiago Leon Avaleyra manage the day to day operations of Fairfields from its office in Mexico City, Mexico. Two of the Buyers are related parties. Buyers can elect to pay the Purchase Price in cash or deliver 512,500 shares of common stock. Stated differently, Buyers can return the original consideration from the December 31, 2010 transaction (512,500 shares of common stock) and regain ownership of Faifields. Due to the decrease in the trading price of the Corporation’s common stock between December 31, 2010 and the expected Closing Date of February 20, 2013, the Corporation’s financial statements will reflect a significant loss from the Share Purchase Agreement. Concurrently, the Corporation will be relieved of significant investment obligations on a project that fell short of its original objective. Management believes the transaction is in the best interest of Focus Gold and consistent with its objects to to restructure itself and to identify, review, and assess additional gold mining properties for purchase.

Focus Gold is in the zone of insolvency. Accordingly, Focus Gold must consider the interests of both shareholders and creditors. As Focus Gold strives to repay its debt and secure capital to create revenue in future periods, there will be dilution to existing stockholders caused by the issuance of common stock for cash, services, and in exchange for debt. While management seeks to minimize the dilution to existing stockholders, multiple factors beyond management’s control, such as general economic conditions, the availability of and terms available for debt and equity funding, and the trading price of the Company’s common stock, have a significant impact on this effort. Focus Gold’s effort to restructure its operations and to report positive cash flow and profits is expected to take 12 months. Investors are cautioned that these efforts may not be successful.

Item 8.01     Other Events

On February 8, 2013, the trading symbol for the Corporation’s common stock returned to FGLD. Due to the 1:20 reverse split of the Corporation’s common stock that was effective for trading purposes on January 14, 2013, the Corporation’s stock symbol was FGLDD between January 14, 2013 and February 7, 2013.

The Corporation’s transfer agent is Securities Transfer Corporation located at 2591 Dallas Parkway, Ste. 102,

Frisco, TX 75034. The telephone number is 469-633-0101.

Item 9.01      Financial Statements and Exhibits

10.24              Share Purchase Agreement dated February 8, 2013.

Investors are encouraged to read and understand the Company’s filings with the Securities and Exchange Commission.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FOCUS GOLD CORPORATION

Dated: February 14, 2013	By:	/s/ Gordon F. Lee
Gordon F. Lee
President

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